Exhibit 99.1

Equity Residential Reports First Quarter Results

    CHICAGO--(BUSINESS WIRE)--April 26, 2005--Equity Residential
(NYSE:EQR) today reported results for the quarter ended March 31, 2005. All per share results are reported on a fully diluted basis.

    First Quarter 2005

    For the quarter ended March 31, 2005, the company reported earnings of $0.74 per share compared to $0.35 per share in the first quarter of 2004. The quarterly increase is primarily attributable to $0.26 per share in higher gains on property sales and the previously announced $0.18 per share gain due to eBay Inc.'s acquisition of the company's ownership in Rent.com. The above amounts are partially offset by the previously announced $0.03 per share in higher executive compensation expense due to the 2006 planned retirement of Bruce W. Duncan, the company's President and CEO, and the resignation of Edward Geraghty, the company's former Eastern Division President, and additional accruals for certain management incentive programs that could increase as a result of the Rent.com gain.
    Funds from Operations (FFO) for the quarter ended March 31, 2005 were $0.74 per share compared to $0.52 per share in the same period of 2004. The increase is primarily attributable to the $0.18 per share associated with the Rent.com sale, $0.03 per share in higher incremental gains on sales of condominium units and $0.03 per share in higher gains on the sale of vacant land parcels, partially offset by the $0.03 per share in higher compensation expense.
    "In the first quarter we saw continuing improvement in our operating fundamentals which were in line with our expectations and should lead to strong performance for the next several years," said Bruce W. Duncan. "But the highlights of the quarter were the opportunities we seized to monetize value through the sale of Water Terrace, vacant land parcels and our interest in Rent.com. Capitalizing on these unique opportunities is just one way in which we demonstrate the value we create for our shareholders everyday."
    Total revenues from continuing operations for the quarter were $488.5 million compared to $439.0 million in the first quarter of 2004. The primary components of this $49.5 million increase in revenues include the properties acquired since January 1, 2004, the interests in the 15 development properties acquired in the first quarter of 2004 from the company's joint venture partners as well as the properties consolidated due to the adoption of FIN 46 effective March 31, 2004.

    "Same-Store" Results

    On a "same-store" first quarter to first quarter comparison, which includes 166,350 units, revenues increased 2.4 percent, expenses increased 4.8 percent and NOI increased 0.8 percent. On a sequential "same-store" comparison for these same 166,350 units from fourth quarter 2004 to first quarter 2005, revenues increased 0.9 percent, expenses increased 2.5 percent and NOI decreased 0.2 percent.

    Acquisitions/Dispositions

    During the first quarter of 2005, the company acquired nine properties, consisting of 2,232 units, for an aggregate purchase price of $284.2 million at an average capitalization (cap) rate of 5.6 percent and a vacant land parcel for $30.3 million.
    Also during the quarter, the company sold 10 properties, consisting of 2,674 units, for an aggregate sale price of $425.3 million at an average cap rate of 4.4 percent. In addition, the company sold 338 condominium units for $92.0 million and sold two vacant land parcels for $36.3 million.

    Second Quarter 2005 Results

    Equity Residential expects to announce second quarter 2005 results on Wednesday, July 27, 2005 and host a conference call to discuss those results at 10:00 a.m. CT that day.

    Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 939 properties, in 32 states and the District of Columbia, consisting of 199,510 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    The company lists parameters for 2005 results in the final page of this release. 2005 results will depend upon a slowdown in multifamily starts and economic recovery and job growth. The forward-looking statements contained in this news release regarding 2005 results are further subject to certain risks and uncertainties including, without limitation, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. This news release also contains forward-looking statements concerning development properties. The total number of units and cost of development and completion dates reflect the company's best estimates and are subject to uncertainties arising from changing economic conditions (such as costs of labor and construction materials), completion and local government regulation. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the company's conference call discussing these results and outlook for 2005 will take place today at 10:00 a.m.
Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.



                          EQUITY RESIDENTIAL
                 CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                                             Quarter Ended March 31,
                                           ---------------------------
                                               2005           2004
                                           ------------   ------------
REVENUES
    Rental income                             $486,007       $435,946
    Fee and asset management                     2,495          3,007
                                           ------------   ------------

        Total revenues                         488,502        438,953
                                           ------------   ------------

EXPENSES
    Property and maintenance                   135,784        118,200
    Real estate taxes and insurance             53,640         49,821
    Property management                         20,975         17,286
    Fee and asset management                     2,519          1,995
    Depreciation                               127,568        110,110
    General and administrative                  17,060         10,142
                                           ------------   ------------

        Total expenses                         357,546        307,554
                                           ------------   ------------

Operating income                               130,956        131,399

    Interest and other income                   60,521          1,968
    Interest:
         Expense incurred, net                 (90,280)       (78,887)
         Amortization of deferred
          financing costs                       (1,586)        (1,289)
                                           ------------   ------------

Income before allocation to Minority
 Interests, loss from investments in
  unconsolidated entities, net gain
  on sales of unconsolidated entities
  and discontinued operations                    99,611         53,191
Allocation to Minority Interests:
     Operating Partnership                     (15,625)        (7,640)
     Preference Interests                       (3,884)        (5,053)
     Junior Preference Units                        (4)           (31)
     Partially Owned Properties                  1,477           (147)
     Premium on redemption of Preference
     Interests                                  (1,728)             -
Loss from investments in unconsolidated
 entities                                          (58)        (7,406)
Net gain on sales of unconsolidated
 entities                                          124          2,434
                                           ------------   ------------
Income from continuing operations               79,913         35,348
Net gain on sales of discontinued
 operations                                    151,265         71,499
Discontinued operations, net                    (4,139)         5,134
                                           ------------   ------------
Net income                                     227,039        111,981
Preferred distributions                        (13,025)       (13,672)
                                           ------------   ------------
Net income available to Common Shares         $214,014        $98,309
                                           ============   ============

Earnings per share - basic:
Income from continuing operations
 available to Common Shares                      $0.27          $0.10
                                           ============   ============
Net income available to Common Shares            $0.75          $0.35
                                           ============   ============
Weighted average Common Shares
 outstanding                                   284,511        277,498
                                           ============   ============

Earnings per share - diluted:
Income from continuing operations
 available to Common Shares                      $0.27          $0.10
                                           ============   ============
Net income available to Common Shares            $0.74          $0.35
                                           ============   ============
Weighted average Common Shares
 outstanding                                   308,576        301,781
                                           ============   ============

Distributions declared per Common Share
 outstanding                                   $0.4325        $0.4325
                                           ============   ============


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)


                                               Quarter Ended March 31,
                                               -----------------------
                                                   2005        2004
                                                ----------  ----------
  Net income                                     $227,039    $111,981
  Allocation to Minority Interests - Operating
   Partnership                                     15,625       7,640
    Adjustments:
    Depreciation                                  127,568     110,110
    Depreciation - Non-real estate additions       (1,294)     (1,300)
    Depreciation - Partially Owned Properties      (1,323)     (2,096)
    Depreciation - Unconsolidated Properties        1,072       6,763
    Net (gain) on sales of unconsolidated
     entities                                        (124)     (2,434)
    Discontinued operations:
         Depreciation                               1,501       7,075
         Net (gain) on sales of discontinued
          operations                             (151,265)    (71,499)
         Net incremental gain on sales of
          condominium units                        13,675       3,524
         Net gain on sales of vacant land          10,368          15
                                                ----------  ----------

  FFO (1)(2)                                      242,842     169,779
  Preferred distributions                         (13,025)    (13,672)
                                                ----------  ----------

  FFO available to Common Shares and OP Units
   - basic                                       $229,817    $156,107
                                                ==========  ==========

  FFO available to Common Shares and OP Units
   - diluted                                     $230,811    $157,100
                                                ==========  ==========

  FFO per share and OP Unit - basic                 $0.75       $0.52
                                                ==========  ==========

  FFO per share and OP Unit - diluted               $0.74       $0.52
                                                ==========  ==========

  Weighted average Common Shares and
    OP Units outstanding - basic                  305,391     299,029
                                                ==========  ==========

  Weighted average Common Shares and
    OP Units outstanding - diluted                310,447     304,324
                                                ==========  ==========

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                      CONSOLIDATED BALANCE SHEETS
            (Amounts in thousands except for share amounts)
                              (Unaudited)


                                              March 31,   December 31,
                                                2005          2004
                                            ------------  ------------
ASSETS
Investment in real estate
  Land                                       $2,144,206    $2,183,818
  Depreciable property                       12,381,279    12,350,900
  Construction in progress (including land)     357,826       317,903
                                            ------------  ------------
Investment in real estate                    14,883,311    14,852,621
  Accumulated depreciation                   (2,693,176)   (2,599,827)
                                            ------------  ------------
Investment in real estate, net               12,190,135    12,252,794

Cash and cash equivalents                        91,068        83,505
Investments in unconsolidated entities           10,743        11,461
Rents receivable                                    348         1,681
Deposits - restricted                           185,162        82,194
Escrow deposits - mortgage                       36,648        35,800
Deferred financing costs, net                    33,352        34,986
Goodwill, net                                    30,000        30,000
Other assets                                    119,879       112,854
                                            ------------  ------------
       Total assets                         $12,697,335   $12,645,275
                                            ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                     $3,106,010    $3,166,739
  Notes, net                                  3,138,783     3,143,067
  Line of credit                                163,000       150,000
  Accounts payable and accrued expenses          94,281        87,422
  Accrued interest payable                       63,553        70,411
  Rents received in advance and other
   liabilities                                  251,817       227,588
  Security deposits                              49,225        49,501
  Distributions payable                         143,166       142,437
                                            ------------  ------------
       Total liabilities                      7,009,835     7,037,165
                                            ------------  ------------

Commitments and contingencies
Minority Interests:
   Operating Partnership                        333,225       319,841
   Preference Interests                         140,000       206,000
   Junior Preference Units                          184           184
   Partially Owned Properties                    12,496         9,557
                                            ------------  ------------
       Total Minority Interests                 485,905       535,582
                                            ------------  ------------

Shareholders' equity:
   Preferred Shares of beneficial interest,
    $0.01 par value; 100,000,000 shares
    authorized; 3,994,533 shares issued and
    outstanding as of March 31, 2005 and
    4,108,658 shares issued and
    outstanding as of December 31, 2004         633,363       636,216
   Common Shares of beneficial interest,
    $0.01 par value; 1,000,000,000 shares
    authorized; 286,616,340 shares issued and
    outstanding as of March 31, 2005 and
    285,076,915 shares issued and outstanding
    as of December 31, 2004                       2,866         2,851
   Paid in capital                            5,150,387     5,112,311
   Deferred compensation                              -           (18)
   Distributions in excess of accumulated
    earnings                                   (567,401)     (657,462)
   Accumulated other comprehensive loss         (17,620)      (21,370)
                                            ------------  ------------
       Total shareholders' equity             5,201,595     5,072,528
                                            ------------  ------------
       Total liabilities and shareholders'
        equity                              $12,697,335   $12,645,275
                                            ============  ============


               First Quarter 2005 vs. First Quarter 2004
                Quarter over Quarter Same-Store Results


               $ in Millions - 166,350 Same-Store Units

     Description           Revenues       Expenses         NOI (1)
   ---------------      --------------   -----------    --------------
       Q1 2005                 $428.3        $176.7            $251.6
       Q1 2004                 $418.2        $168.6            $249.6
                        --------------   -----------    --------------
       Change                   $10.1          $8.1              $2.0
                        ==============   ===========    ==============
       Change                     2.4%          4.8%              0.8%

              First Quarter 2005 vs. Fourth Quarter 2004
          Sequential Quarter over Quarter Same-Store Results

              $ in Millions - 166,350 Same-Store Units(a)

            Description   Revenues         Expenses      NOI (1)
            ------------ -----------      -----------  -----------
              Q1 2005        $428.3           $176.7       $251.6
              Q4 2004        $424.5           $172.4       $252.1
                         -----------      -----------  -----------
               Change          $3.8             $4.3        $(0.5)
                         ===========      ===========  ===========
               Change           0.9%             2.5%       (0.2%)


(a) Includes the same units as the First Quarter 2005 vs. First
    Quarter 2004 Same Store results for comparability purposes.


                    Same-Store Occupancy Statistics

           Q1 2005                 93.5%      Q1 2005            93.5%
           Q1 2004                 92.9%      Q4 2004            93.3%
                                 -------                       -------
                Change              0.6%        Change            0.2%


(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.


                     Same Store NOI Reconciliation
               First Quarter 2005 vs. First Quarter 2004

    The following table provides a reconciliation of operating income per the consolidated statements of operations to NOI for the 2005 Same Store Properties:


                                             Quarter Ended March 31,
                                            --------------------------
                                               2005           2004
                                            -----------    -----------
                                               (Amounts in millions)

 Operating income                               $131.0         $131.4
 Adjustments:
      Non-same store operating results           (24.1)          (1.0)
      Fee and asset management revenue            (2.5)          (3.0)
      Fee and asset management expense             2.5            2.0
      Depreciation                               127.6          110.1
      General and administrative                  17.1           10.1

                                            -----------    -----------
 Same store NOI                                 $251.6         $249.6
                                            ===========    ===========


               First Quarter 2005 vs. First Quarter 2004
                     Same-Store Results by Market

                                               Increase (Decrease)
                                               from Prior Quarter
----------------------------------------------------------------------
                          1Q 2005  1Q 2005
                            % of  Weighted
                           Actual  Average   Rev-  Exp-
Markets              Units   NOI  Occupancy% enues enses NOI Occupancy
----------------------------------------------------------------------

 1 South Florida      10,158  7.1%  96.0%   6.2%   4.5%   7.4%   1.3%
 2 Boston              6,105  6.8%  92.4%  (3.6%) 10.7% (11.5%) (1.4%)
 3 San Francisco Bay
    Area               5,990  5.8%  95.2%   1.8%   6.1%  (0.4%)  0.5%
 4 Los Angeles         4,781  5.3%  94.9%   3.7%   6.5%   2.4%   0.4%
 5 Phoenix             9,212  4.8%  94.3%   5.6%   6.7%   4.9%   3.6%
 6 Atlanta             9,672  4.3%  93.9%   0.6%   2.0%  (0.5%)  0.7%
 7 San Diego           4,048  4.3%  94.5%   4.6%   7.8%   3.1%   0.6%
 8 Dallas/Ft Worth     9,497  4.2%  94.8%   0.9%   3.3%  (1.3%)  2.0%
 9 DC Suburban
    Virginia           4,078  4.0%  93.4%   8.2%   2.5%  11.3%  (0.3%)
10 New England
   (excl Boston)       6,210  3.7%  93.3%   0.4%   7.3%  (5.0%) (1.3%)
11 Denver              6,503  3.5%  93.7%  (2.5%)  5.6%  (6.6%)  1.1%
12 DC Suburban
    Maryland           5,309  3.5%  92.8%   1.9%   6.1%  (0.5%) (1.1%)
13 Seattle/Tacoma      6,290  3.5%  95.1%   3.7%   4.9%   2.9%   1.8%
14 New York Metro Area 2,574  3.1%  94.3%   4.6%   5.5%   4.1%   1.0%
15 Orange Co.          3,013  3.1%  94.8%   5.4%   8.6%   4.0%   0.8%
16 Inland Empire, CA   3,504  3.1%  93.7%   4.8%   9.5%   2.6%  (1.9%)
17 Orlando             5,382  3.1%  95.4%   9.7%   3.1%  14.2%   2.4%
18 Portland            4,374  2.3%  94.1%   6.1%   3.5%   8.2%   0.7%
19 Houston             5,282  2.3%  90.8%  (3.6%)  2.6%   (9.1%) 0.2%
20 Jacksonville        3,917  2.1%  93.8%   4.6%   0.0%   7.6%   2.2%
                    --------------------------------------------------
      Top 20 Markets 115,899 79.9%  94.2%   2.7%   5.5%   1.0%   0.8%

   All Other Markets  50,451 20.1%  91.9%   1.2%   3.0%  (0.2%) (0.2%)
                    --------------------------------------------------
               Total 166,350 100.0% 93.5%   2.4%   4.8%   0.8%   0.6%
                    ==================================================


             First Quarter 2005 vs. Fourth Quarter 2004(a)
                Sequential Same-Store Results by Market

                                                Increase (Decrease)
                                                from Prior Quarter
----------------------------------------------------------------------
                          1Q 2005  1Q 2005
                            % of   Weighted
                           Actual  Average   Rev-  Exp-
Markets             Units    NOI  Occupancy% enues enses NOI Occupancy
----------------------------------------------------------------------

 1 South Florida     10,158   7.1%  96.0%   3.2%   0.8%   4.9%   1.4%
 2 Boston             6,105   6.8%  92.4%  (1.4%) 10.9%  (8.5%) (0.1%)
 3 San Francisco Bay
    Area              5,990   5.8%  95.2%   0.7%   2.3%  (0.1%)  0.0%
 4 Los Angeles        4,781   5.3%  94.9%   0.0%   1.9%  (0.9%) (0.3%)
 5 Phoenix            9,212   4.8%  94.3%   4.4%   1.6%   6.4%   1.9%
 6 Atlanta            9,672   4.3%  93.9%   0.5%   2.7%  (1.1%)  0.2%
 7 San Diego          4,048   4.3%  94.5%   0.0%  (0.7%)  0.3%  (0.8%)
 8 Dallas/Ft Worth    9,497   4.2%  94.8%   0.3%  (2.4%)  3.0%   0.3%
 9 DC Suburban
    Virginia          4,078   4.0%  93.4%   2.1%   6.4%   0.1%   0.6%
10 New England (excl
    Boston)           6,210   3.7%  93.3%   0.0%  11.0%  (8.0%)  0.1%
11 Denver             6,503   3.5%  93.7%   2.2%  (0.4%)  3.8%   1.4%
12 DC Suburban
    Maryland          5,309   3.5%  92.8%   1.1%   8.3%  (3.1%) (0.3%)
13 Seattle/Tacoma     6,290   3.5%  95.1%   1.3%   3.9%  (0.5%)  0.6%
14 New York Metro
    Area              2,574   3.1%  94.3%   0.2%   5.3%  (2.8%) (0.2%)
15 Orange Co          3,013   3.1%  94.8%   0.4%  (0.2%)  0.8%  (0.3%)
16 Inland Empire, CA  3,504   3.1%  93.7%   0.8%   2.8%  (0.1%)  0.0%
17 Orlando            5,382   3.1%  95.4%   1.9%   2.9%   1.2%  (0.5%)
18 Portland           4,374   2.3%  94.1%   3.3%   0.8%   5.3%   1.2%
19 Houston            5,282   2.3%  90.8%  (1.2%) (0.7%) (1.7%) (0.2%)
20 Jacksonville       3,917   2.1%  93.8%   2.6%  (2.1%)  5.7%   1.2%
                    --------------------------------------------------
   Top 20 Markets   115,899  79.9%  94.2%   1.0%   3.0%  (0.2%)  0.4%

All Other Markets    50,451  20.1%  91.9%   0.3%   1.3%  (0.5%) (0.3%)
                    --------------------------------------------------
            Total   166,350 100.0%  93.5%   0.9%   2.5%  (0.2%)  0.2%
                    ==================================================

(a) Includes the same units as the First Quarter 2005 vs. Fourth
    Quarter 2004 Same Store results for comparability purposes.



                    Portfolio as of March 31, 2005

                                        Properties           Units
                                       ------------       ------------

Wholly Owned Properties                        843            176,423
Partially Owned Properties
 (Consolidated)                                 39              6,929
Unconsolidated Properties                       57             16,158
                                       ------------       ------------
                                               939            199,510


                      Portfolio Rollforward 2005

                          Properties      Units    $Millions  Cap Rate
                          ----------   ----------  ---------  --------

     At December 31, 2004       939       200,149
Acquisitions:
     Rental Properties            9         2,232      $284.2     5.6%
     Vacant Land                  -             -       $30.3
Dispositions:
     Rental Properties (1)      (10)       (2,674)    $(425.3)    4.4%
     Condominium Units            -          (338)     $(92.0)
     Vacant Land                  -             -      $(36.3)
Completed Developments            1           141
                          ----------   -----------
        At March 31, 2005       939       199,510


(1) Cap rate was 6.5% excluding the sale of Water Terrace.


                           Portfolio Summary
                         As of March 31, 2005


            Market              Properties    Units    % of  % of 2005
                                                      Units      NOI
                                                                Budget

Boston                                  35     6,434     3.2%     5.7%
DC Northern Virginia                    17     5,576     2.8%     4.9%
New York Metro Area                     13     3,642     1.8%     4.4%
New England (excluding Boston)          45     6,118     3.1%     3.6%
DC Suburban Maryland                    26     5,617     2.8%     3.3%
                               ---------------------------------------
Atlantic Region                        136    27,387    13.7%    21.9%

South Florida                           50    11,232     5.6%     6.5%
Orlando                                 32     6,898     3.5%     3.6%
North Florida                           47     6,656     3.3%     2.5%
Tampa/Ft Myers                          27     4,694     2.4%     1.7%
                               ---------------------------------------
Florida Region                         156    29,480    14.8%    14.2%

Raleigh/Durham                          18     4,575     2.3%     1.6%
Charlotte                               12     3,701     1.9%     1.1%
                               ---------------------------------------
Carolina Region                         30     8,276     4.1%     2.6%

Atlanta                                 63    13,292     6.7%     5.2%
Birmingham                               1       240     0.1%     0.0%
                               ---------------------------------------
Georgia Region                          64    13,532     6.8%     5.3%

Minneapolis/St Paul                     18     3,982     2.0%     1.9%
Chicago                                  9     3,241     1.6%     1.6%
Southeastern Michigan                   21     2,845     1.4%     1.2%
Nashville                               11     2,729     1.4%     1.0%
Columbus                                31     3,415     1.7%     0.8%
Indianapolis                            29     3,056     1.5%     0.7%
Northern Ohio                           25     2,692     1.3%     0.7%
Southern Ohio                           22     1,865     0.9%     0.5%
Milwaukee                                3       686     0.3%     0.4%
Lexington                                7       656     0.3%     0.2%
St Louis                                 3       582     0.3%     0.2%
Memphis                                  1       568     0.3%     0.2%
Louisville                               8       608     0.3%     0.1%
                               ---------------------------------------
Midwest Region                         188    26,925    13.5%     9.5%

Lexford Other                           45     3,805     1.9%     1.0%

Dallas/Ft Worth                         37    11,114     5.6%     3.8%
Houston                                 17     5,282     2.6%     1.9%
Austin                                  13     3,867     1.9%     1.3%
Tulsa                                    8     2,036     1.0%     0.5%
San Antonio                              6     1,861     0.9%     0.4%
Kansas City                              1       288     0.1%     0.2%
                               ---------------------------------------
Texas Region                            82    24,448    12.3%     8.1%

Phoenix                                 38    10,852     5.4%     4.5%
Tucson                                   2       558     0.3%     0.1%
Albuquerque                              2       369     0.2%     0.1%
                               ---------------------------------------
Arizona Region                          42    11,779     5.9%     4.6%

Denver                                  28     8,692     4.4%     4.1%
                               ---------------------------------------
Colorado Region                         28     8,692     4.4%     4.1%

Los Angeles                             30     6,337     3.2%     6.2%
San Diego                               13     4,048     2.0%     4.0%
Inland Empire, CA                       11     3,504     1.8%     2.9%
Orange County, CA                        8     3,013     1.5%     2.9%
                               ---------------------------------------
Southern Cal Region                     62    16,902     8.5%    16.0%

San Francisco Bay Area                  26     6,249     3.1%     4.9%
Central Valley CA                       10     1,595     0.8%     0.5%
                               ---------------------------------------
Northern Cal Region                     36     7,844     3.9%     5.4%

Seattle                                 37     7,611     3.8%     3.9%
Portland OR                             13     4,678     2.3%     2.1%
Tacoma                                   7     2,341     1.2%     1.0%
                               ---------------------------------------
Washington Region                       57    14,630     7.3%     7.0%
                               ---------------------------------------
             Total                     926   193,700    97.1%    99.7%
Condominium Conversion                  12     2,009     1.0%     0.3%
Ft. Lewis - Military Housing             1     3,801     1.9%     0.0%
                               ---------------------------------------
          Grand Total                  939   199,510   100.0%   100.0%



                   Debt Summary as of March 31, 2005

                                                             Weighted
                                                              Average
                                              $ Millions (1)  Rate (1)
                                              -------------- ---------

Secured                                              $3,106      5.54%
Unsecured                                             3,302      5.98%
                                              -------------- ---------
  Total                                              $6,408      5.77%

Fixed Rate                                           $5,071      6.46%
Floating Rate                                         1,337      3.18%
                                              -------------- ---------
  Total                                              $6,408      5.77%

Above Totals Include:
---------------------
Tax Exempt:
  Fixed                                                $286      3.68%
  Floating                                              508      2.40%
                                              -------------- ---------
  Total                                                $794      2.84%

Unsecured Revolving Credit Facility                    $163      2.34%

(1) Net of the effect of any derivative instruments.


             Debt Maturity Schedule as of March 31, 2005

                 Year     $ Millions      % of Total
               -------   ------------   --------------

                 2005           $324              5.1%
                 2006 (2)        476              7.4%
                 2007            423              6.6%
                 2008 (3)        780             12.2%
                 2009            831             13.0%
                 2010            233              3.6%
                 2011            717             11.2%
                 2012            470              7.3%
                 2013            429              6.7%
                2014+ (4)      1,725             26.9%
                         ------------   --------------
                 Total        $6,408            100.0%

(2) Includes $150 million of unsecured debt with a final maturity of 2026 that is putable in 2006.

(3) Includes $163 million outstanding on the Company's unsecured revolving credit facility. The Company entered into a new credit facility on April 1, 2005 that matures on May 29, 2008.

(4) Includes $300 million of unsecured debt with a final maturity of 2015 that was putable/callable on April 13, 2005. Debt was subsequently remarketed and remains outstanding until April 13, 2015.



               Selected Unsecured Public Debt Covenants

                                                            March 31,
                                                              2005
                                                           -----------

Total Debt to Adjusted Total Assets (not to exceed 60%)          41.8%


Secured Debt to Adjusted Total Assets (not to exceed 40%)        20.2%


Consolidated Income Available For Debt Service To
  Maximum Annual Service Charges
   (must be at least 1.5 to 1)                                   2.95


Total Unsecured Assets to Unsecured Debt
   (must be at least 150%)                                      299.8%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP. The terms are defined in the original indenture.


              Market Capitalization as of March 31, 2005

Total Debt                                             $6,407,793,619

Common Shares & OP Units                  307,523,255
Common Share Equivalents                    1,841,321
                                         -------------
Total outstanding at quarter-end          309,364,576
Common Share Price at March 31, 2005           $32.21
                                         -------------
                                                        9,964,632,993
Perpetual Preferred Shares Liquidation
 Value                                                    615,000,000
Perpetual Preference Interests
 Liquidation Value                                        105,500,000
                                                      ----------------
Total Market Capitalization                           $17,092,926,612

Total Debt/Total Market Capitalization                             37%



         Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                                                 1Q05         1Q04
                                             ------------ ------------

Weighted Average Amounts Outstanding for Net
 Income Purposes:
  Common Shares - basic                      284,510,654  277,497,681
  Shares issuable from assumed
   conversion/vesting of:
    - OP Units                                20,880,456   21,531,014
    - share options/restricted shares          3,184,776    2,752,750
                                             ------------ ------------
  Total Common Shares and OP Units - diluted 308,575,886  301,781,445

Weighted Average Amounts Outstanding for FFO
 Purposes:
  OP Units - basic                            20,880,456   21,531,014
  Common Shares - basic                      284,510,654  277,497,681
                                             ------------ ------------
  Total Common Shares and OP Units - basic   305,391,110  299,028,695
  Shares issuable from assumed
   conversion/vesting of:
    - convertible preferred shares/units       1,871,194    2,542,290
    - share options/restricted shares          3,184,776    2,752,750
                                             ------------ ------------
  Total Common Shares and OP Units - diluted 310,447,080  304,323,735

Period Ending Amounts Outstanding:
  OP Units                                    20,906,915
  Common Shares                              286,616,340
                                             ------------
  Total Common Shares and OP Units           307,523,255



             Unconsolidated Entities as of March 31, 2005
      (Amounts in thousands except for project and unit amounts)

                                 Institutional
                                     Joint      Lexford /
                                    Ventures      Other    Totals
                                --------------- --------- ---------

Total projects                              45        11        56 (1)
                                --------------- --------- ---------

Total units                             10,846     1,511    12,357 (1)
                                --------------- --------- ---------


Company's ownership percentage
 of outstanding debt                      25.0%     10.7%

Company's share of outstanding
 debt (2)                             $121,200    $2,983  $124,183
                                --------------- --------- ---------


Operating information for the
 three-months ended 3/31/05 (at
 100%):
  Operating revenue                    $23,091    $2,231   $25,322
  Operating expenses                    10,255     1,134    11,389
                                --------------- --------- ---------
  Net operating income                  12,836     1,097    13,933
  Depreciation                           5,470       487     5,957
  Other                                     76         1        77
                                --------------- --------- ---------
  Operating income                       7,290       609     7,899
  Interest and other income                 74         7        81
  Interest:
    Expense incurred, net               (9,361)     (531)   (9,892)
    Amortization of deferred
     financing costs                      (154)      (47)     (201)
                                --------------- --------- ---------
  Net (loss) income                    $(2,151)      $38   $(2,113)
                                =============== ========= =========

(1) Totals exclude Fort Lewis Military Housing consisting of one property and 3,801 units, which is not accounted for under the equity method of accounting, but is included in the Company's property/unit counts at March 31, 2005.

(2) All debt is non-recourse to the Company.



        Consolidated Development Projects as of March 31, 2005
      (Amounts in thousands except for project and unit amounts)

                                                 Total    Total Book
                                       No. of   Capital    Value To
Projects          Location              Units   Cost (1)  Date (1) (2)
----------------------------------------------------------------------

Projects Under Development
--------------------------
2400 M St         Washington, D.C.         359  $111,947      $73,554
Union Station     Los Angeles, CA          278    57,727       27,262
Indian Ridge      Waltham, MA              264    47,032       32,221
Bella Vista III
 (3)              Woodland Hills, CA       264    70,179       21,716
                                      --------------------------------

Total Projects Under Development         1,165   286,885      154,753

Completed Not Stabilized:
-------------------------
1210
 Massachusetts
 Ave. (Sovereign
 Park)            Washington, D.C.         144    39,702       39,401
City View at the
 Highlands (3)    Lombard, IL              403    65,539       65,281
City Place
 (Westport) (3)   Kansas City, MO          288    33,791       33,791
Marina Bay II (3) Quincy, MA               108    23,480       23,271
                                      --------------------------------

Total Projects Completed Not
 Stabilized                                943   162,512      161,744

Completed And Stabilized During the
 Quarter:
-----------------------------------
Bella Vista I &
 II (Warner
 Ridge) (3)       Woodland Hills, CA       315    80,112       77,238
                                      --------------------------------

Total Projects Completed And
 Stabilized During the Quarter             315    80,112       77,238
                                      --------------------------------


Total Projects                           2,423  $529,509     $393,735
                                      ================================


                                      Percentage Percentage Percentage
Projects          Location             Completed   Leased    Occupied
----------------------------------------------------------------------

Projects Under Development
--------------------------
2400 M St         Washington, D.C.            66%         -         -
Union Station     Los Angeles, CA             47%         -         -
Indian Ridge      Waltham, MA                 69%         -         -
Bella Vista III
 (3)              Woodland Hills, CA           6%         -         -

Completed Not Stabilized:
-------------------------
1210 Massachusetts
 Ave. (Sovereign
 Park)            Washington, D.C.           100%        46%       39%
City View at the
 Highlands (3)    Lombard, IL                100%        87%       83%
City Place
 (Westport) (3)   Kansas City, MO            100%        98%       94%
Marina Bay II (3) Quincy, MA                 100%        53%       53%

Completed And Stabilized During the
 Quarter:
-----------------------------------
Bella Vista I & II
 (Warner Ridge)
 (3)              Woodland Hills, CA         100%        93%       93%


                                        Estimated
                                        Completion       Estimated
Projects          Location                Date      Stabilization Date
----------------------------------------------------------------------

Projects Under Development
--------------------------
2400 M St         Washington, D.C.          1Q 2006            3Q 2007
Union Station     Los Angeles, CA           4Q 2005            4Q 2006
Indian Ridge      Waltham, MA               4Q 2005            4Q 2006
Bella Vista III
 (3)              Woodland Hills, CA        4Q 2006            3Q 2007

Completed Not Stabilized:
-------------------------
1210 Massachusetts
 Ave. (Sovereign
 Park)            Washington, D.C.        Completed            4Q 2005
City View at the
 Highlands (3)    Lombard, IL             Completed            3Q 2005
City Place
 (Westport) (3)   Kansas City, MO         Completed            2Q 2005
Marina Bay II (3) Quincy, MA              Completed            4Q 2005

Completed And Stabilized During the
 Quarter:
-------------------------------------
Bella Vista I & II
 (Warner Ridge)
 (3)              Woodland Hills, CA      Completed    2Q 2004/1Q 2005



                                              Total Capital  Q1 2005
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS      Cost (1)       NOI
                                             -------------------------
Projects Under Development                         $286,885        $-
Completed Not Stabilized                            162,512     1,169
Completed And Stabilized During the Quarter          80,112     1,092
                                             -------------------------
  Total Development/Newly Stabilized NOI
   Contribution                                    $529,509    $2,261
                                             =========================


(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all completed projects. Total capital cost and total book value to date exclude purchase consideration paid to the development partner of $1.0 million on Bella Vista I & II.

(2) Of the total book value to date, $239.0 million has been transferred to land and depreciable property and $154.7 million is currently reflected as construction in progress ("CIP"). The remaining $203.1 million of CIP represents land held for future development and related costs. Of the $135.8 million remaining to be invested, $83.7 million will be funded through third party construction mortgages.

(3) Projects are wholly owned. All others are partially owned.



   Consolidated Condominium Conversion Projects as of March 31, 2005
      (Amounts in thousands except for project and unit amounts)

                                                     Units
                                         -----------------------------
                                                        Available for
                                                            Sale
                                                      ----------------
                      Project  Estimated               Sold
                       Start   Close Out        Units   Not    Avail-
Projects   Location     Date      Date   Total  Closed Closed   able
----------------------------------------------------------------------

For Sale
----------
Four Lakes Lisle, IL   Q4 2001  Q4 2005    942    677     21      244
Country
 Club      Mill Creek,
 Estates    WA         Q1 2004  Q3 2005    151    105     27       19
Sterling   Bellevue,
 Heights    WA         Q2 2004  Q3 2005    116     87     17       12
Magnuson
 Pointe    Seattle, WA Q1 2005  Q2 2006    104      -      -      104
Timber     Woodin-
 Ridge     ville, WA   Q1 2005  Q1 2007    203      -      -      203
Venetian I
 & II      Phoenix, AZ Q1 2004  Q3 2005    264     94      7      163
Verona     Scottsdale,
            AZ         Q2 2004  Q2 2005    108      -    108        -
Tuscany    Scottsdale,
 Villas     AZ         Q4 2004  Q2 2006    180      -      -      180
Grand      Coral
 Oasis      Springs,
            FL         Q2 2004  Q2 2005    198    193      5        -
Grand      Plantation,
 Marquis    FL         Q4 2004  Q1 2006    198      -     99       99
Fairway    Pembroke
 Greens     Pines, FL  Q1 2005  Q2 2006    152      -      -      152
Radius at
 Logan     Washington,
 Circle (1) DC         Q2 2004  Q2 2005    170    166      -        4
Watermarke
 (1)       Irvine, CA  Q3 2004  Q4 2006    535    131     70      334
Atlas (1)  Washington,
            DC         Q4 2004  Q4 2005    141      -      -      141
                                         -----------------------------

                                         3,462  1,453    354    1,655

Sold Out
----------
Barcelona  Scottsdale,
            AZ         Q3 2003  Q3 2004     96     96      -        -
Balaton    Lake Forest
            Park, WA   Q3 2003  Q3 2004    108    108      -        -
                                         -----------------------------

                                           204    204      -        -

Totals                            16     3,666  1,657    354    1,655
                                         =============================



                                               2005 YTD Activity
                                         -----------------------------

                                                               FFO
                      Project  Estimated                   Incremental
                       Start   Close Out  Units    Sales     Gain on
Projects   Location     Date      Date    Closed   Price      Sale
----------------------------------------------------------------------

For Sale
----------
Four Lakes Lisle, IL   Q4 2001  Q4 2005       30   $4,365        $273
Country
 Club      Mill Creek,
 Estates    WA         Q1 2004  Q3 2005       40    6,942       1,247
Sterling   Bellevue,
 Heights    WA         Q2 2004  Q3 2005       47    9,348       1,567
Magnuson
 Pointe    Seattle, WA Q1 2005  Q2 2006        -        -           -
Timber     Woodin-
 Ridge     ville, WA   Q1 2005  Q1 2007        -        -           -
Venetian I
 & II      Phoenix, AZ Q1 2004  Q3 2005        1      158           6
Verona     Scottsdale,
            AZ         Q2 2004  Q2 2005        -        -           -
Tuscany    Scottsdale,
 Villas     AZ         Q4 2004  Q2 2006        -        -           -
Grand      Coral
 Oasis      Springs,
            FL         Q2 2004  Q2 2005       84   12,148       3,489
Grand      Plantation,
 Marquis    FL         Q4 2004  Q1 2006        -        -           -
Fairway    Pembroke
 Greens     Pines, FL  Q1 2005  Q2 2006        -        -           -
Radius at
 Logan     Washington,
 Circle (1) DC         Q2 2004  Q2 2005       50   20,084       3,033
Watermarke
 (1)       Irvine, CA  Q3 2004  Q4 2006       86   38,911       4,130
Atlas (1)  Washington,
            DC         Q4 2004  Q4 2005        -        -           -
                                         -----------------------------

                                             338   91,956      13,745

Sold Out
----------
Barcelona  Scottsdale,
            AZ         Q3 2003  Q3 2004        -        -         (68)
Balaton    Lake Forest
            Park, WA   Q3 2003  Q3 2004        -        -          (2)
                                         -----------------------------

                                               -        -         (70)

Totals                            16         338  $91,956     $13,675
                                         =============================


Net incremental gain on sales of
 condominium units                                            $13,675
Property management and general and
 administrative expenses                                         (876)
Discontinued operating income                                     363
                                                          ------------

Net Income - Condominium
 Division (2)                                                 $13,162
                                                          ============

(1) Partially owned projects; incremental gain on sale represents portion attributable to the Company.

(2) Excludes interest income and interest expense specific to condominium conversion projects.



   Maintenance Expenses and Capitalized Improvements to Real Estate
               For the Three Months Ended March 31, 2005
      (Amounts in thousands except for unit and per unit amounts)

                          --------------------------------------------
                                      Maintenance Expenses
                          --------------------------------------------

                   Total            Avg.           Avg.           Avg.
                   Units   Expense  Per  Payroll   Per            Per
                   (1)      (2)     Unit   (3)     Unit  Total    Unit
                 -------- -------------- -------------- --------------

Established
 Properties (6)  155,625  $21,458  $138  $21,531  $138  $42,989  $276

New Acquisition
 Properties (7)   19,034    2,928   165    2,466   139    5,394   304

Other (8)          8,693    2,272          1,840          4,112
                 -------- --------       --------       --------

Total            183,352  $26,658        $25,837        $52,495
                 ======== ========       ========       ========


                 -----------------------------------------------------
                        Capitalized Improvements to Real Estate
                 -----------------------------------------------------

                                 Avg.  Building    Avg.           Avg.
                   Replacements  Per  Improvements Per            Per
                       (4)       Unit     (5)      Unit  Total    Unit
                 -------------------- ----------------- --------------

Established
 Properties (6)        $11,664   $75     $14,015   $90  $25,679  $165

New Acquisition
 Properties (7)            942    53       2,552   144    3,494   197

Other (8)                4,274             4,827          9,101
                 --------------       -----------       --------

Total                  $16,880           $21,394        $38,274
                 ==============       ===========       ========


                 ------------------------
                    Total Expenditures
                 ------------------------

                                    Avg.
                                    Per
                   Grand Total      Unit
                 ------------------------

Established
 Properties (6)       $68,668       $441

New Acquisition
 Properties (7)         8,888        501

Other (8)              13,213
                 -------------

Total                 $90,769
                 =============


(1) Total units exclude 16,158 unconsolidated units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2003.

(7) Wholly Owned Properties acquired during 2003, 2004 and 2005. Per unit amounts are based on a weighted average of 17,748 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $0.8 million included in building improvements spent on four specific assets related to major renovations and repositioning of these assets.



                        Discontinued Operations
                        (Amounts in thousands)

                                              Quarter Ended March 31,
                                             -------------------------
                                                2005         2004
                                             -------------------------

REVENUES
Rental income                                     $8,205      $29,148
                                             ------------ ------------
  Total revenues                                   8,205       29,148
                                             ------------ ------------

EXPENSES (1)
Property and maintenance                           4,476       12,118
Real estate taxes and insurance                    2,677        3,254
Property management                                   82            -
Depreciation                                       1,500        7,075
                                             ------------ ------------
  Total expenses                                   8,735       22,447
                                             ------------ ------------

Discontinued operating income (loss)                (530)       6,701

Interest and other income                             35          160
Interest:
  Expense incurred, net                           (3,418)      (1,426)
  Amortization of deferred financing costs          (226)        (301)
                                             ------------ ------------
Discontinued operations, net                     $(4,139)      $5,134
                                             ============ ============

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.



    As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


              2005 Earnings Guidance (per share diluted)
              ------------------------------------------

                                         Q2 2005            2005
                                     ---------------- ----------------

Expected EPS (1) (3)                  $0.36 to $0.38   $2.01 to $2.11
Add:  Expected depreciation expense             0.41             1.62
Less: Expected net gain on sales (1)           (0.23)           (1.20)

                                     ---------------- ----------------
Expected FFO (2) (3)                  $0.54 to $0.56   $2.43 to $2.53
                                     ================ ================


               Same-Store Assumptions
               ----------------------

                                           2005
                                     ----------------

Physical occupancy                        94.0%

Revenue change                        2.00% to 3.25%

Expense change                         3.6% to 5.0%

NOI change                             0.0% to 3.0%

Acquisitions                           $1.0 billion

Dispositions                           $1.0 billion


(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.

(3) Q1 2005 and full year 2005 include $0.21 per share of non-recurring realized gain on sale of vacant land($0.03) and eBay, Inc.'s acquisition of the Company's ownership in Rent.com ($0.18).

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901